     AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON
                               DECEMBER 21, 2004



                                                     REGISTRATION NO. 333-120984


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              22-3408857
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                             ---------------------
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------
                        WILLIAM R. CARAPEZZI, JR., ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              SUSAN WEBSTER, ESQ.
                          CRAVATH SWAINE & MOORE, LLP
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                         NEW YORK, NEW YORK 10019-7475
                                 (212) 474-1000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        (continued on next page)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       OF SECURITIES TO BE REGISTERED              REGISTERED            SHARE(1)             PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share, and
  related preferred stock purchase rights
  issuable upon exercise of warrants(2)......     200,000,000             $3.955            $791,000,000         $100,219.70
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon a price which represents the highest of (a) the price at which the warrants may be exercised; (b) the offering price of securities of the same class included in this registration statement; or (c) the price of securities of the same class, as determined pursuant to Rule 457(c).

(2) This registration statement also relates to rights to purchase shares of the registrant's junior preferred stock, par value $1.00 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights to purchase shares of preferred stock are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS


[LUCENT LOGO]
                            LUCENT TECHNOLOGIES INC.
                       200,000,000 SHARES OF COMMON STOCK

     The 200,000,000 shares of common stock of Lucent Technologies Inc. offered by this prospectus are shares of common stock issuable under warrants that have been or will be issued by Lucent in connection with the settlement of litigation against Lucent in the U.S. District Court for the District of New Jersey, in accordance with the Stipulation and Agreement of Settlement dated September 22, 2003, among Lucent and the other participants in the settlement. The warrants have been or will be issued by Lucent under a warrant agreement between Lucent and The Bank of New York, as warrant agent, without compliance with the registration and prospectus requirements of Section 5 of the Securities Act of 1933 in accordance with the exemption provided under Section 3(a)(10) thereof.


     Our common stock is listed on the New York Stock Exchange under the symbol "LU". On December 17, 2004, the last reported sale price per share of our common stock on the New York Stock Exchange was $3.77.


     Lucent will receive proceeds from the exercise of the warrants but not from the sale of the underlying common stock. The warrants may be exercised at any time for a period of three years after the date of issuance. The warrants entitle the holder to purchase from us one share of our common stock for each warrant. See "USE OF PROCEEDS."

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is December 22, 2004

                               TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.......................................    2
RISK FACTORS................................................    2
LUCENT TECHNOLOGIES INC. ...................................    2
USE OF PROCEEDS.............................................    2
DETERMINATION OF OFFERING PRICE.............................    2
DESCRIPTION OF WARRANTS.....................................    3
PLAN OF DISTRIBUTION........................................    3
LEGAL MATTERS...............................................    3
EXPERTS.....................................................    4
FORWARD-LOOKING STATEMENTS..................................    4
WHERE YOU CAN FIND MORE INFORMATION.........................    4


                             ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

                                  RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption "RISKS RELATED TO OUR BUSINESS" included in our annual report on Form 10-K for the year ended September 30, 2004, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

                            LUCENT TECHNOLOGIES INC.

     Lucent designs and delivers systems, services and software that drive next-generation communications networks. Backed by Bell Laboratories research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base includes communications service providers, governments and enterprises worldwide.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and our telephone number at that location is (908) 582-8500.

                                USE OF PROCEEDS

     Assuming all the warrants are exercised, Lucent will receive gross proceeds of $550,000,000. The proceeds from the sale of common stock pursuant to the exercise of the warrants will be used for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

     The exercise price of the warrants of $2.75 per share of common stock was determined by negotiation between Lucent and counsel for the plaintiffs as part of the terms of the Stipulation and Agreement of Settlement.

                            DESCRIPTION OF WARRANTS



     Pursuant to the terms of the settlement of In re Lucent Technologies Inc. Securities Litigation, Case No. 00-CV-621 (JAP), Lucent issued 200,000,000 warrants to purchase its common stock, beginning on December 10, 2004. The settlement was approved by the U.S. District Court for the District of New Jersey, and the warrants will be issued to approved members of the class of plaintiffs and plaintiffs' co-lead counsel as part of the settlement consideration. The warrants have not been registered under the Securities Act of 1933 pursuant to an exemption under Section 3(a)(10) of that Act. However, the
Section 3(a)(10) exemption available to the warrants does not exempt the sale of common stock upon exercise of the warrants. Therefore, as part of the settlement, Lucent agreed to register its sale of common stock to holders of warrants upon exercise of the warrants.



     A complete description of the terms of the warrants is set forth in the Warrant Agreement between Lucent Technologies Inc. and The Bank of New York, as warrant agent. The form of Warrant Agreement and the form of certificate for the warrants are attached as Exhibit 4.7 and incorporated by reference herein. The following description of the warrants does not purport to be complete and is qualified in its entirety by reference to such exhibit.



     Each holder of a warrant has the right, which may be exercised on any business day until 5:00 p.m. on December 10, 2007, to purchase from Lucent the number of shares of Lucent common stock which the holder may at the time be entitled to receive upon payment of the exercise price then in effect for such warrant. Each warrant initially entitles the holder thereof, subject to adjustment pursuant to the terms of the Warrant Agreement, to purchase one share of common stock at an exercise price of $2.75 per share. Upon the occurrence of certain events set forth in the Warrant Agreement, the number of shares of common stock issuable upon exercise of a warrant may be increased or reduced and the exercise price may be adjusted upward or downward.



     Prior to the exercise of any warrant, holders of warrants are not entitled to any rights of a stockholder of Lucent, including, without limitation, the right to vote or to receive dividends or other distributions. Furthermore, the holders of warrants are not entitled to receive any notice of any proceedings of Lucent except in certain limited circumstances set forth in the Warrant Agreement.



     The company issued the warrants to the Depository Trust Company (DTC), which is acting as a clearinghouse for banks and brokerage firms that are receiving warrants on behalf of claimants as part of the settlement. The settlement required claimants to identify a brokerage account to be eligible to receive the warrants. Claimants whose recognized claim was valued at $3,000 or less and claimants who did not identify a brokerage account will receive a cash payout in lieu of receiving warrants. The claims administrator accepted approximately 522,000 claimants into the settlement, with about 200,000 of those claimants receiving warrants.



                              PLAN OF DISTRIBUTION



     This prospectus covers the offer and sale of common stock by Lucent to the holders of warrants upon exercise of the warrants. This prospectus does not cover resales of common stock received by the holders of warrants upon exercise of the warrants. No underwriter is being utilized in connection with this offering or with the exercise of the warrants. Lucent will issue the shares of common stock directly to the holders of the warrants, upon exercise of the warrants, from time to time after the date of this prospectus.


                                 LEGAL MATTERS

     Michael C. Keefe, Managing Corporate Counsel and Assistant Secretary of Lucent, will pass upon the validity of the shares of common stock offered by this prospectus. As of December 3, 2004, Michael C. Keefe owned vested options for 14,036 shares of Lucent common stock and no shares of Lucent common stock.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Lucent Technologies Inc. for the year ended September 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows Lucent to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in the later filed documents incorporated by reference in this prospectus.

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by Lucent, Commission File No. 001-11639, with the SEC are incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed on December 3, 2004;


     2. Current Reports on Form 8-K filed pursuant to Item 1.01, 3.02 or 8.01 of Form 8-K on October 7, 2004, November 8, 2004, November 10, 2004, November 12, 2004 and December 10, 2004; and


     3. The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996,
        Exhibit 99(i) to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002, and any other amendments or reports for the purpose of updating that description.

     Information in Current Reports on Form 8-K furnished under Item 2.02 or
7.01 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document or report that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582-8500

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by Lucent in connection with the sale and distribution of the common stock registered hereby:

SEC Registration Fee........................................  $100,219.70
Accounting Fees.............................................     3,000.00
Legal Fees and Disbursements................................    50,000.00
New York Stock Exchange Additional Listing Fee..............   200,000.00
Printing Fees...............................................    25,000.00
Registrar and Transfer Agent and Warrant Agent Fees.........   100,000.00
                                                              -----------
Total.......................................................  $478,219.70

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Lucent's certificate of incorporation provides that a director of the company shall not be personally liable to the company or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (a) for any breach of the directors' duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or
(d) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While Lucent's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, Lucent's certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     Lucent's certificate of incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted the company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of Lucent's certificate of incorporation or by-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     Lucent's certificate of incorporation also specifically authorizes the company to maintain insurance and to grant similar indemnification rights to employees or agents of the company. The directors and officers of the company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

     Lucent has agreed in a consent decree with the SEC that the company shall not indemnify any person for the payment of civil penalties, disgorgement or prejudgment interest if such person is found liable for fraud, in an action brought by the SEC, unless such indemnification is required by Lucent's certificate of incorporation (as in effect at the time the company entered into the decree) or Delaware law.

ITEM 16.  EXHIBITS

     The exhibits required to be filed as part of this registration statement are listed in the attached Exhibit Index.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on December 20, 2004.


                                          LUCENT TECHNOLOGIES INC.
                                          Registrant

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                                    John A. Kritzmacher
                                            Senior Vice President and Corporate
                                                         Controller


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on December 20, 2004.


                   (SIGNATURE)                                       (TITLE)
                   -----------                                       -------
                        *                              Chairman and Chief Executive Officer
-------------------------------------------------   (principal executive officer) and Director
                Patricia A. Russo


                        *                          Executive Vice President and Chief Financial
-------------------------------------------------     Officer (principal financial officer)
                Frank A. D'Amelio


             /s/ JOHN A. KRITZMACHER                   Senior Vice President and Corporate
-------------------------------------------------   Controller (principal accounting officer)
               John A. Kritzmacher


                        *                                            Director
-------------------------------------------------
                Robert E. Denham


                        *                                            Director
-------------------------------------------------
                Daniel S. Goldin


                        *                                            Director
-------------------------------------------------
              Edward E. Hagenlocker


                        *                                            Director
-------------------------------------------------
                 Carla A. Hills


                        *                                            Director
-------------------------------------------------
                 Karl J. Krapek


                        *                                            Director
-------------------------------------------------
                Richard C. Levin


                        *                                            Director
-------------------------------------------------
                Henry B. Schacht

                   (SIGNATURE)                                       (TITLE)
                   -----------                                       -------

                        *                                            Director
-------------------------------------------------
               Franklin A. Thomas


                        *                                            Director
-------------------------------------------------
               Ronald A. Williams


                        *                                            Director
-------------------------------------------------
                  John A. Young

-----------------------------------------------------------------------------------------------


 *By:            /s/ JOHN A. KRITZMACHER
        -----------------------------------------
                   John A. Kritzmacher
                    Attorney-in-Fact

                                 EXHIBIT INDEX


  4.1 Provisions of the Certificate of Incorporation of the registrant, as amended effective February 16, 2000, that define the rights of security holders of the registrant
       (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-4
       (Registration No. 333-31400), filed with the SEC on March 1,
       2000).
  4.2  Certificate of Amendment to the Restated Certificate of
       Incorporation of the registrant, effective February 26, 2004
       (incorporated by reference to Exhibit 3(i) to the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004).
  4.3  The By-Laws of the registrant, as amended through February
       18, 2004, that define the rights of securityholders of the registrant (incorporated by reference to Exhibit 3(ii) to the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6,
       2004).
  4.4 Rights Agreement, dated as of April 4, 1996, between the registrant and The Bank of New York (successor to First
       Chicago Trust Company of New York), as rights agent
       (incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1/A
       (Registration No. 333-00703), filed with the SEC on April 1,
       1996).
  4.5 Amendment to Rights Agreement, dated as of April 4, 1996, between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of
       February 18, 1998 (incorporated by reference to Exhibit
       10(i)5 to the registrant's annual report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 22, 1998).
  4.6 Form of registrant's common stock certificate (incorporated by reference to Exhibit 4(iv) to the registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on February 14, 2002).
  4.7* Form of Warrant Agreement (including Form of Warrant
       Certificate) between Lucent Technologies Inc. and The Bank of New York, as warrant agent.
  4.8* Stipulation and Agreement of Settlement dated September 22,
       2003, in settlement of litigation in the U.S. District Court for the District of New Jersey, entitled In re Lucent
       Technologies Inc. Securities Litigation.
  5.1* Opinion of Michael C. Keefe, Esq. as to the validity of the shares of common stock.
 23.1* Consent of PricewaterhouseCoopers LLP.
 23.2  Consent of Michael C. Keefe, Esq. (contained in
       Exhibit 5.1).
 24.1* Power of Attorney dated November 30, 2004 of the directors and certain officers of the registrant.


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* Previously filed.